Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-172480

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 12, 2011)

Up to 18,487,715 Shares of Common Stock

RECENT DEVELOPMENTS

We have attached to this prospectus supplement, and incorporated by reference into it, our Amended Current Report on Form 8-K/A filed with the SEC on May 23, 2011.

May 31, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 20, 2011

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On April 29, 2011, Central Pacific Financial Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Shareholders held on April 27, 2011, including, among other matters, a shareholder advisory vote on the frequency of the advisory shareholder vote on executive compensation (“Say-On-Pay vote”).  This Form 8-K/A is being filed as an amendment to the Original Report to disclose the Company’s decision as to how frequently it will hold an advisory Say-On-Pay vote.

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the “Company”), the shareholders of the Company cast an advisory vote on whether the advisory shareholder Say-On-Pay vote should occur every 1, 2 or 3 years.  The results of the shareholder vote on the frequency of the advisory Say-On-Pay vote were as follows:

Every Year	Every 2 Years	Every 3 Years	Abstained

32,392,722	28,301	66,442	139,611

In light of the results of such shareholder vote, on May 20, 2011, the Board of Directors of the Company adopted a resolution to hold an advisory shareholder Say-On-Pay vote on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: May 20, 2011	By:	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President and Corporate Secretary

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